Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

           We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-120841; 333-109915; 333-91330; 333-11530; 333-09134; 333-06098 and 333-135450) of Aladdin Knowledge Systems Ltd. (the “Company”), of our report dated July 2, 2007 with respect to the consolidated financial statements of the Company included in this Annual Report on Form 20-F/A for the year ended December 31, 2006.

KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

Tel Aviv, Israel

October 15, 2007